EXHIBIT 1

                     ARTICLES OF INCORPORATION OF REGISTRANT

                            ARTICLES OF INCORPORATION
                                       OF
                   COLORADO DOUBLE TAX-EXEMPT BOND FUND, INC.


     THE UNDERSIGNED, Calvin F. Isaak, whose address is 600 Seventeenth Street, Suite 2610, South Tower, Denver, Colorado 80202, being at least eighteen years of age, does hereby act as incorporator with the intention of forming a corporation, under and by virtue of the provisions of the Maryland General Corporation Law, as amended, authorizing the formation of corporations.

                                    ARTICLE I

                                      NAME

     The name of the corporation (which is hereinafter called the "Corporation") is COLORADO DOUBLE TAX-EXEMPT BOND FUND, INC.

                                   ARTICLE II

                       PRINCIPAL OFFICE; REGISTERED OFFICE

     The address of the principal office of the Corporation is 600 Seventeenth Street, Suite 2610, South Tower, Denver, Colorado 80202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                   ARTICLE III

                               PURPOSES AND POWERS

     Section 3.01. The Corporation is formed to conduct, operate and carry on the business of an investment company.

     Section 3.02. The Corporation may engage in any other business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Code.
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                                   ARTICLE IV

                                  CAPITAL STOCK

     Section 4.01. Issuance. The total number of shares of capital stock which the Corporation shall have authority to issue is 100,000,000, all of which shall be common stock having a par value of $.001 per share and an aggregate par value of $100,000. Until such time as the Board of Directors shall provide otherwise, 40,000,000 of the authorized shares are designated as Class A common stock, 20,000,000 of such shares are designated as Class B common stock, and the remaining 40,000,000 of such shares shall be designated in accordance with
Section 6.01(a) hereof. Each class of the Corporation's common stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.

     Section  4.02.  Rights,   Restrictions,   Limitations  and  Redemption.   A
description of the rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class is as follows, unless otherwise set forth in any amendments to these Articles of Incorporation.

          (a) Assets Belonging to Common Stock. All consideration received by the Corporation for the issue or sales of shares of a class of the Corporation's common stock, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of the account of the Corporation.

          (b) Liabilities Belonging to Common Stock. The assets belonging to a class of the Corporation's common stock shall be charged with the liabilities of the Corporation in respect of such shares, with all expenses, costs, charges and reserves attributable thereto, and shall be so recorded upon the books of account of the Corporation.

          (c) Dividends. Dividends and distributions on shares of a class may be paid to the holders of shares at such times, in such manner and from such of the income and capital gains, accrued or realized, from the assets belonging to such class of common stock of the Corporation, after providing for actual and accrued liabilities, as the Board of Directors may determine.

          (d) Liquidation. In event of the liquidation or dissolution of the Corporation, stockholders of each class of the Corporation's common stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not attributable to any particular class of stock, the assets belonging to the class less the liabilities belonging to that class; and the assets so distributable among such stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation. In the event that there are any general assets not attributable to any particular class of stock, and such assets are available for distribution, the distribution shall be made to the holders of all classes in proportion to the net asset value of the respective classes or as otherwise determined by the Board of Directors.

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          (e) Voting.  On each matter  submitted to a vote of the  stockholders, each holder of stock shall be entitled to one vote for each share standing in his or her name on the books of the Corporation. Subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, all holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more (but less than all) classes of stock, in which case only the holders of shares of the class affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, the holders of each of the Class A common stock and Class B common stock shall have, respectively, with respect to any matter submitted to a vote of stockholders (i) exclusive voting rights with respect to any such matter that only affects the class of common stock of which they are holders, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") with respect to the class of which they are holders and (ii) no voting rights with respect to the provisions of any Plan that affects one or more of such other classes of common stock, but not the class of which they are holders, or with respect to any other matters that does not affect the class of common stock of which they are holders.

     Section 4.03. Fractional Shares. The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having, proportionately to the respective fractions represented thereby, all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate evidencing a fractional share.

     Section 4.04. Additional Shares. No holder of shares shall be entitled as such, as a matter of right, to purchase or subscribe for any shares or securities which the Corporation may issue or sell (whether out of the number of shares authorized by the Articles of Incorporation, or out of any shares acquired by the Corporation after the issue thereof, or otherwise).

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     Section 4.05.  Quorum. The presence in person or by proxy of the holders of one-third of the shares issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by the Investment Company Act of
1940,  an  amended,   any  other   applicable   law  or  in  these  Articles  of
Incorporation.

     Section 4.06. Approval by Majority Vote. Notwithstanding any provisions of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of stockholders entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.

     Section 4.07. Redemption. All shares now or hereafter authorized shall be "subject to redemption" and "redeemable," in the sense used in the Maryland General Corporation Law, as amended, authorizing the formation of corporations, at the redemption or repurchase price for shares, determined in the manner set out in these Articles of Incorporation or in any amendment hereto. In the absence of any contrary specification as to the purpose for which shares are repurchased by it, all shares so repurchased shall be deemed to be "acquired for retirement" in the sense contemplated by the Maryland General Corporation Law. Shares retired by repurchase or retired by redemption shall thereafter have the status of authorized but unissued shares of the Corporation.

     All persons who shall acquire shares shall acquire the same subject to the provisions of these Articles of Incorporation, as the same may be amended from time to time.

                                    ARTICLE V

                                    DIRECTORS

     The initial Board of Directors shall consist of five members whose names and addresses are as follows:

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Walter J. Coughlin                       Suite 2610, South Tower
                                         600 Seventeenth Street
                                         Denver, CO 80202

Bruce L. Evans                           Suite 2610, South Tower
                                         600 Seventeenth Street
                                         Denver, CO 80202

Calvin F. Isaak                          Suite 2610, South Tower
                                         600 Seventeenth Street
                                         Denver, CO 80202

David J. Isaak                           Suite 2610, South Tower
                                         600 Seventeenth Street
                                         Denver, CO 80202

Phil Konsella                            Suite 2610, South Tower
                                         600 Seventeenth Street
                                         Denver, CO 80202

The number of directors in office may be changed from time to time in such lawful manner as the Bylaws of the Corporation shall provide.

                                   ARTICLE VI

                POWERS OF THE BOARD OF DIRECTORS AND STOCKHOLDERS

     Section 6.01. Board of Directors. The Board of Directors shall have the general management and control of the business and property of the Corporation, and may exercise all the powers of the Corporation, except such as are by statute or by these Articles of Incorporation or by the Bylaws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is hereby empowered:

          (a) To authorize, from time to time, the issuance and sale of shares whether for cash at not less than the par value thereof or for such other consideration as the Board of Directors may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of the State of Maryland; provided, however, the consideration (or the value thereof as determined by the Board of Directors) per share to be received by the Corporation upon the sale of shares (including treasury shares) shall not be less than the net asset value per share outstanding at the time as of which the computation of such net asset value shall be made.

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

          (b) To authorize the execution and performance by the Corporation of an agreement or agreements, which may be exclusive contracts, with Isaak Bond Investments, Inc., or any other person, as distributor, providing for the distribution of shares.

          (c) To specify, in instances in which it may be desirable, that shares repurchased by the Corporation are not acquired for retirement and to specify the purposes for which such shares are repurchased.

          (d) To authorize the execution and performance by the Corporation of an agreement or agreements with Fund Investments Corporation or any successor to that corporation, providing for the provision of investment advisory services and other operations of the Corporation.

          (e) To adopt initial Bylaws for the Corporation at their organizational meeting or by their informal written action as the case may be. Thereafter, the power to make, alter and repeal the Bylaws of the Corporation shall be vested in the Board of Directors of the Corporation.

          (f) To adopt procedures for determination of and to maintain constant the net asset value of shares of any class of the Corporation's stock.

     The Corporation may, in its Bylaws, confer powers on the Board of Directors in addition to the powers expressly conferred by statute.

                                   ARTICLE VII

                           REDEMPTIONS AND REPURCHASES

     Section 7.01. The Corporation shall under some circumstances redeem, and may under other circumstances repurchase or redeem, shares as follows:

          (a) Obligation of the Corporation to Redeem Shares. Each holder of shares shall be entitled at his option to require the Corporation to redeem all or any part of the shares owned by such holder, upon written or telegraphic request to the Corporation or its designated agent, accompanied by surrender of the certificate or certificates for such shares, or such other evidence of ownership as shall be specified by the Board of Directors, at a redemption price per share equal to the net asset value per share, subject to and in accordance with the provisions of Section 7.02 of this Article VII.

          (b) Right of the Corporation to Redeem Shares. In addition, the Board of Directors may, from time to time in its discretion, authorize the Corporation to require the redemption of all or any part of the outstanding shares at the net asset value per share, subject to and in accordance with the provisions of Section 7.02 of this Article VII, upon the sending of written notice thereof to each stockholder any of whose shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable.

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

          (c) Right of the Corporation to Repurchase Shares. In addition the Board of Directors may, from time to time in its discretion, authorize the officers of the Corporation to repurchase shares, either directly or through an agent, subject to and in accordance with the provisions of
     Section 7.02 of this Article VII. The price to be paid by the Corporation upon any such repurchase shall be determined, in the discretion of the Board of Directors, in accordance with any provision of the Investment Company Act of 1940, as amended, or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended.

     Section 7.02. The following provisions shall be applicable with respect to redemptions and repurchases of shares pursuant to Section 7.01 of this Article
VII:

          (a) The time as of which the net asset value per share applicable to any redemption pursuant to subparagraph 7.01(a) or 7.01(b) shall be computed shall be such time as may be determined by or pursuant to the direction of the Board of Directors.

          (b) Certificates for shares of any class to be redeemed or repurchased shall be surrendered in proper form for transfer, together with such proof of the authenticity of signatures as may be required by resolution of the Board of Directors.

          (c) Except as otherwise permitted by the Investment Company Act of 1940, as amended, payment of the redemption or repurchase price by the Corporation or its designated agent shall be made in cash within seven days after the time used for determination of the redemption or repurchase price, but in no event prior to delivery to the Corporation or its designated agent of the certificate or certificates for the shares so redeemed or repurchased, or of such other evidence of ownership as shall be specified by the Board of Directors. Any such payment may be made in whole or in part in portfolio securities or in cash, as the Board of Directors shall deem advisable, and no stockholder shall have the right, other than as determined by the Board of Directors, to have his shares redeemed in portfolio securities.

          (d) Notwithstanding subsection (a) of Section 7.01, the Board of Directors of the Corporation may suspend the right of the holders of shares to require the Corporation to redeem such shares or may suspend any voluntary purchase of such shares:

               (i) for any period (A) during which the New York Stock Exchange is closed other than customary weekend and holiday closings or (B) during which trading on the New York Stock Exchange is restricted;

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

               (ii) for any period during which an emergency, as defined by the rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of securities owned by it is not reasonably practicable or (B) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

               (iii) for such periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of the security holders of the Corporation.

          (e) The right of the holder of shares redeemed or repurchased by the Corporation as provided in this Article to receive dividends thereon and all other rights of such stockholder with respect to such shares shall forthwith cease and terminate from and after the time as of which the redemption or repurchase price of such shares has been determined (except the right of such stockholder to receive (i) the redemption or repurchase price of such shares from the Corporation or its designated agent, and (ii) any dividend to which such stockholder had previously become entitled as the record holder of such shares on the record date for such dividend, and, with respect to shares otherwise entitled to vote, except the right of such stockholder to vote at a meeting of stockholders such shares owned of record by him on the record date for such meeting).

                                  ARTICLE VIII

                              DETERMINATION BINDING

     Any determination made by or pursuant to the direction of the Board of Directors in good faith, and so far as accounting matters are involved in accordance with accepted accounting practice, as to the amount of the assets, obligations or liabilities of the Corporation, as to the amount of the net income of the Corporation for any period or amounts that are any time legally available for the payment of dividends of shares, as to the amount of any reserves or charges set up with respect to such shares and the propriety thereof, as to the time of or purpose for creating any reserves or charges with respect to such shares, as to the use, alteration or cancellation of any reserves or charges with respect to the shares (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any security owned or held by the Corporation, as to the market value of any security or fair value of any other asset owned by the Corporation, as to the number of shares outstanding or deemed to be outstanding, as to the impracticability or impossibility of liquidating securities in orderly fashion, as to the extent to which it is practicable to deliver the proportionate interest in the securities and other assets of the Corporation represented by any shares redeemed or repurchased in payment for any such shares, as to the method of payment for any such shares redeemed or repurchased, or as to any other matters relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of securities or shares of the Corporation shall be final and conclusive and shall be binding upon the Corporation and all holders of shares are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

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                                   ARTICLE IX

                       LIABILITY OF DIRECTORS AND OFFICERS

     No director or officer of the Corporation shall be liable to the Corporation or its shareholders for money damages except when such liability shall arise by reason of the person's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or as otherwise required by Maryland General Corporation Law or the Investment Company Act of 1940, as amended.

                                    ARTICLE X

                                 INDEMNIFICATION

     To the maximum extent permitted by the Maryland General Corporation Law as from time to time amended, the Corporation shall indemnify its currently acting and its former directors, officers and employees and those persons who, at the request of the Corporation, serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more of such capacities. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding anything contained herein to the contrary, no officer or director of the Corporation shall be indemnified for any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE XI

                                   AMENDMENTS

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     IN  WITNESS  WHEREOF,  the  undersigned  incorporator  of  COLORADO  DOUBLE
TAX-EXEMPT  BOND  FUND,   INC.   hereby  executes  the  foregoing   Articles  of
Incorporation and acknowledges the same to be his act.

     Dated as of the 28th day of August, 1996.


                                          Calvin F. Isaak, Incorporator

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